EXHIBIT 99.1

SureWest Communications Reports Third Quarter 2003 Financial Results

    ROSEVILLE, Calif.--(BUSINESS WIRE)--Nov. 4, 2003--Integrated communications provider SureWest Communications (Nasdaq:SURW) reported financial results today for the third quarter ended September 30, 2003.
    Operating revenues for the third quarter of 2003 were $48.9 million, compared to $51.6 million in the third quarter of 2002. Net income totaled $1.5 million, or $0.10 per share, compared to $3.9 million, or $0.26 per share a year ago, when results were helped by a change to estimated shareable earnings obligations that increased operating revenues by $5.1 million and net income by $3.0 million ($0.21 per share). Income from operations and operating EBITDA benefited proportionately as well. Absent these effects, SureWest's quarterly operating results reflect steady growth, healthy cash-flow margins and well-managed costs compared to the third quarter last year.
    "We're pleased with our operating results, which are beginning to demonstrate the benefit of SureWest's emphasis on next-generation triple-play services," said Brian Strom, President and Chief Executive Officer. "We're adding triple-play and DSL subscribers rapidly and introducing video in our incumbent local telephone service area. We continue to control costs while expanding revenue sources."
    Consolidated income from operations totaled $3.7 million in the third quarter of 2003, compared to $7.0 million in the third quarter of 2002. Consolidated operating EBITDA, defined as net income plus income taxes, depreciation and amortization, and other expense, net was $16.6 million in the third quarter of 2003, compared to $19.0 million a year ago. Higher depreciation, partially offset by lower customer operations and selling costs, increased consolidated operating expenses by $0.7 million in the third quarter compared to the same period last year.
    Broadband segment revenues, which include "triple-play" voice, video and high-speed data, Internet, digital subscriber line (DSL) and business broadband services doubled to $7.5 million versus $3.7 million in the third quarter last year. Telecom segment revenues, comprised primarily of local service, network access, directory and long distance services, decreased by $7.7 million, or 18.1 percent, reflecting the $5.1 million change last year in estimated shareable earnings obligations described above, a reduction to network access revenues resulting from SureWest Telephone's wholesaling arrangement for DSL service, and competition from wireless and Internet alternatives. Wireless segment revenues increased $1.2 million to $7.0 million, compared with $5.8 million in the third quarter last year.

    Highlights include:

    -- Internet service revenues increased by $2.3 million in the third quarter of 2003 to $4.1 million, compared to $1.8 million a year ago, primarily reflecting the addition of more than 4,800 DSL subscribers and 4,000 ISP customers compared to the same period last year.

    -- Residential broadband voice, video and high-speed data revenues increased to $2.5 million in the third quarter this year from $1.4 million in the third quarter of 2002 as the pace of triple-play installations accelerated. During the third quarter of 2003, SureWest won approval to provide triple-play service to Elk Grove in southern Sacramento County. SureWest also expects to roll out video service in Roseville, the company's Placer County headquarters community. Both launches are expected in 2004.

    -- Network access revenues totaled $12.0 million, compared with $19.3 million a year ago. The difference primarily reflects the $5.1 million change last year to estimated shareable earnings obligations described earlier and a new wholesale DSL operating model, also described earlier, which reduced comparable network access revenue by $1.5 million.

    -- Wireless revenues increased 20.8 percent in the third quarter of 2003 to $7.0 million, compared to $5.8 million a year ago. Growth resulted primarily from an increase in average monthly revenue per subscriber and the net addition of nearly 2,300 contract subscribers in the quarter, a 54.5 percent improvement in the rate of contract subscriber additions compared to the preceding quarter ended June 30, 2003. SureWest Wireless continued to grow in a crowded wireless market by accentuating quality service and coverage, affordable flat-rate plans and service area expansion.

    Consolidated capital expenditures totaled $20.6 million in the third quarter of 2003, compared to $20.5 million in the third quarter of 2002, which included $12.3 million for the purchase of triple-play assets. Capital expenditures for the remainder of 2003 are expected to approximate $19.5 million, including approximately $10 million for residential broadband (triple-play) services. Cash and equivalents at September 30, 2003, were $40.3 million, and short-term investments totaled $11.9 million. Year-to-date cash from operating activities totaled $50.8 million at September 30, 2003, compared to $28.6 million through the same period last year. The change primarily reflects higher pension obligations, and other; accrued liabilities and increased depreciation. Long-term debt excluding the current portion at September 30, 2003, totaled $96.4 million.
    SureWest paid $3.6 million in dividends in the third quarter of 2003, representing a quarterly payment of $0.25 per share.

    Non-GAAP Financial Measures

    Operating EBITDA as defined above, is not a generally accepted accounting principle (GAAP) financial measure, and should be considered in addition to, and not as a substitute for or superior to, either net income determined in accordance with GAAP as an indicator of financial performance, nor cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. SureWest believes that operating EBITDA is an appropriate measure because it permits greater comparability of the Company's financial results against historical results and it is useful, particularly in the telecommunications sector, in helping investors assess the results of the Company's operations. Management uses operating EBITDA as an important indicator for planning and forecasting in future periods. A reconciliation of operating EBITDA to net income, the most directly comparable GAAP measure, is provided in the table entitled "Operating EBITDA Reconciliation to Net Income."

    Conference call and Webcast

    SureWest Communications will provide details about its results and business strategy, including the development of its emerging services on a conference call on Tuesday, November 4, 2003 at 11:00 a.m., EST. A simultaneous live webcast of the call will be available at http://www.surewest.com/investor and will be archived shortly after the conclusion of the call for replay through the third quarter of 2003. Additionally, a telephone replay of the call will be available through Saturday, November 8, 2003, by calling 1-888-203-1112 and entering passcode 295101.

    About SureWest

    With nearly 90 years in Northern California, SureWest and its family of companies represent an integrated network of highly reliable advanced communications products and services with the highest standards of customer care. Founded as Roseville Telephone Company, the company has expanded to provide digital cable TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories. For more information, visit the SureWest web site at www.surewest.com.

    Safe Harbor Statement

    Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.
    Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in competition in markets in which the company operates, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation and unanticipated changes in the growth of the company's emerging businesses, including the digital cable, PCS, Internet and CLEC operating entities.


                       SUREWEST COMMUNICATIONS
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (Unaudited)
           (Amounts in thousands, except per share amounts)

                                 Quarter   Quarter  Nine Mos  Nine Mos
                                   Ended     Ended     Ended     Ended
                               September September September September
                                30, 2003  30, 2002  30, 2003  30, 2002
                               --------- --------- --------- ---------
Operating Revenues:
  Local service                 $16,021   $16,592   $47,309   $49,542
  Network access service         12,035    19,261    39,436    45,406
  Directory advertising           3,792     3,600    11,335    10,954
  Long distance service           1,293     1,394     3,803     4,053
  Wireless service                6,995     5,790    20,184    17,059
  Internet service                4,068     1,751    11,739     4,512
  Residential broadband
   service                        2,454     1,357     6,597     1,357
  Business broadband service        927       605     2,594     1,634
  Other                           1,317     1,250     3,623     3,652
                               --------- --------- --------- ---------
    Total operating revenues     48,902    51,600   146,620   138,169

Operating expenses:
  Cost of services and
   products                      15,242    15,247    43,894    43,711
  Customer operations and
   selling                        8,488     8,911    25,577    24,242
  General and administrative      8,611     8,473    28,218    21,597
  Depreciation and
   amortization                  12,884    11,943    37,782    33,417
                               --------- --------- --------- ---------
    Total operating expenses     45,225    44,574   135,471   122,967
                               --------- --------- --------- ---------
Income from operations            3,677     7,026    11,149    15,202

Other income (expense)
  Interest income                   104        60       541       488
  Interest expense               (1,242)     (535)   (3,336)   (1,234)
  Gain on sale of alarm
   monitoring assets                                            4,435
  Other, net                          2      (131)      (54)     (238)
                               --------- --------- --------- ---------
    Total other income
     (expense), net              (1,136)     (606)   (2,849)    3,451
                               --------- --------- --------- ---------
Income before income taxes        2,541     6,420     8,300    18,653
Income taxes                      1,039     2,568     3,410     7,489
                               --------- --------- --------- ---------
Net income                       $1,502    $3,852    $4,890   $11,164
                               ========= ========= ========= =========

Basic and diluted earnings per
 share (1)                        $0.10     $0.26     $0.34     $0.75
                               ========= ========= ========= =========

Cash dividends per share (2)      $0.25     $0.25     $0.75     $0.75
                               ========= ========= ========= =========

Shares of common stock used to
  calculate earnings per share   14,521    14,534    14,521    14,870
                               ========= ========= ========= =========


(1) Shares used in the computation of basic earnings per share are based on the weighted average number of common shares outstanding, excluding unvested restricted common shares. Shares used in the computation of diluted earnings per share are based on the weighted average number of common and other potentially dilutive securities outstanding in each period.

(2) Cash dividends per share are based on the actual dividends per share, as declared by the Company's Board of Directors.

(3) Certain amounts in the Company's 2002 condensed consolidated financial statements have been reclassified to conform with the presentation of its 2003 condensed consolidate financial statements.






                       SUREWEST COMMUNICATIONS
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Unaudited)
                        (Amounts in thousands)


                                                   Sept. 30, Dec. 31,
                                                     2003      2002
                                                   --------- ---------
ASSETS
  Current assets:
    Cash and cash equivalents                       $40,298   $20,385
    Short-term investments                           11,942         -
    Accounts receivable, net                         20,152    19,747
    Refundable income tax                             5,692     6,868
    Inventories                                       6,603     4,649
    Deferred directory costs                          4,435     3,657
    Prepaid expenses and other current assets         3,415     2,325
                                                   --------- ---------
      Total current assets                           92,537    57,631

  Property, plant and equipment, net                333,662   320,261

  Intangible and other assets:
    Wireless licenses, net                           13,566    13,566
    Goodwill                                          2,171     2,171
    Intangible asset relating to pension plans        1,507     1,507
    Intangible asset relating to favorable
      operating leases, net                             685     1,260
    Deferred charges and other assets                   688       343
                                                   --------- ---------
                                                     18,617    18,847
                                                   --------- ---------
                                                   $444,816  $396,739
                                                   ========= =========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
    Current portion of long-term debt                $4,172    $5,779
    Current portion of capital lease obligations        319       309
    Accounts payable and other accrued
      liabilities                                     9,236     7,112
    Estimated shareable earnings obligations         12,920     9,350
    Advance billings and deferred revenues            9,659     8,142
    Accrued pension benefits                          5,273     5,613
    Accrued compensation                              5,728     4,902
                                                   --------- ---------
      Total current liabilities                      47,307    41,207

    Short-term borrowings refinanced on a
      long-term basis                                     -    15,000
    Long-term debt                                   96,364    36,364
    Long-term capital lease obligations                 372       607
    Deferred income taxes                            29,855    26,552
    Other liabilities and deferred revenues           7,757     8,004
    Commitments and contingencies

  Shareholders' equity:
    Common stock, without par value;  100,000
      shares authorized, 14,537 and 14,529
      shares issued and outstanding at
      September 30, 2003 and December 31, 2002,
      respectively                                  158,771   158,567
    Deferred stock-based compensation                  (151)     (116)
    Accumulated other comprehensive loss             (1,637)   (1,637)
    Retained earnings                               106,178   112,191
                                                   --------- ---------
      Total shareholders' equity                    263,161   269,005
                                                   --------- ---------
                                                   $444,816  $396,739
                                                   ========= =========




            OPERATING EBITDA RECONCILIATION TO NET INCOME
                             (Unaudited)
                        (Amounts in thousands)


                                  Quarter Ended September 30, 2003

                                 Telecom Broadband  Wireless   Consol

Net income/(loss)                 7,500    (2,546)   (3,452)    1,502

Add back : Income Taxes           5,197    (1,759)   (2,399)    1,039

Other Income/(Expense)              (34)     (641)     (461)   (1,136)

Add back : Depreciation &
 Amortization                     7,811     1,148     3,925    12,884

                               ---------------------------------------

Operating EBITDA (1)             20,542    (2,516)   (1,465)   16,561
                               =======================================



                                  Quarter Ended September 30, 2002

                                 Telecom Broadband  Wireless   Consol

Net income/(loss)                10,423    (2,402)   (4,169)    3,852

Add back : Income Taxes           7,122    (1,635)   (2,919)    2,568

Other Income/(Expense)              (48)      (63)     (495)     (606)

Add back : Depreciation &
 Amortization                     7,212       864     3,867    11,943

                               ---------------------------------------

Operating EBITDA (1)             24,805    (3,110)   (2,726)   18,969
                               =======================================

(1) Operating EBITDA represents income from operations plus income taxes, depreciation and amortization and other income/expenses, net, and is a common measure of operating performance in the telecommunications industry. Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.




                      SELECTED OPERATING METRICS


                                   As of and for the three mos. ended

                                    Sept. 30,   Sept. 30,      Pct
                                      2003        2002       Change
                                   ----------- ----------- -----------
TELECOM
ILEC access lines                     137,225     137,100         0.1%
ILEC voice-grade equivalents          451,400     371,700        21.4%
ILEC fiber strand miles                32,000      31,000         3.2%
Long distance lines                    42,048      39,093         7.6%
Long distance penetration                30.6%       28.5%        7.4%

WIRELESS
Subscribers                            45,175      37,944        19.1%
Average subscribers                    44,691      36,775        21.5%
POPs                                3,300,000   3,300,000           -
POPs covered                        2,800,000   2,500,000        12.0%
Net contract additions                  2,262       2,801       -19.2%
Net non-contract additions             -1,577        -693      -127.6%
Contract churn (1)                        3.2%        3.7%      -13.5%
ARPU(2)                                $47.44      $47.06         0.8%

BROADBAND
CLEC voice-grade equivalents          141,200      78,400        80.1%
CLEC fiber strand miles                23,600      20,000        18.0%
DSL subscribers                        19,132      14,321        33.6%
ISP and custom data subscribers        22,900      18,900        21.2%

Triple play homes passed               59,000      42,000        40.5%
Triple play marketable homes           40,100      26,500        51.3%
Triple play subscribers                 9,437       5,318        77.5%
Revenue-generating units (RGUs)
 (3)                                   21,868      12,386        76.6%
Marketable homes penetration             23.5%       20.1%       16.9%
Triple play ARPU (4)                   $95.46     $104.97        -9.1%
Triple play churn                         1.7%        2.1%      -19.0%


(1) Monthly turnover in contract customers.

(2) Wireless average monthly revenue per subscriber is monthly revenue excluding equipment and insurance revenues.

(3) Revenue-generating units (RGUs) are the sum of all primary digital video, telephony and high-speed data customers, not counting additional units.

(4) Average revenue per subscriber (ARPU) per month.

    CONTACT: SureWest Communications
             Tim Quast, 916-786-1799
             t.quast@surewest.com